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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 27, 2000, except for Note 23, Subsequent Events as to which the date is August 8, 2000, with respect to the financial statements of Sopheon plc included in the Registration Statement (Form F-4) and Prospectus of Sopheon plc for the registration of 5,000,000 of its ordinary shares.


/s/ Ernst & Young

Reading, England
August 23, 2000